Exhibit 1.1

FORM OF

UNDERWRITING AGREEMENT

AETNA INC.

Debt Securities

Underwriting Agreement
(this “Agreement”)

[DATE]

To the Underwriters
to be named in the applicable
Pricing Agreement
supplemental hereto

Ladies and Gentlemen:

From time to time, Aetna Inc., a Pennsylvania corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain debt securities of the Company (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”), less the Designated Securities covered by Delayed Delivery Contracts (as defined in Section 4 hereof), if any, as provided in Section 4 hereof and as may be specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, any Designated Securities to be covered by Delayed Delivery Contracts being herein sometimes referred to as “Contract Securities” and the Designated Securities to be purchased by the Underwriters (after giving effect to the deduction, if any, for Contract Securities) being herein sometimes referred to as “Underwriters’ Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in Schedule II to such Pricing Agreement.

1.      Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. Except as incorporated by reference into a Pricing Agreement, this Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify, among other things, the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the principal amount of such Designated Securities to be purchased by each Underwriter and whether any of such Designated Securities shall be covered by Delayed Delivery Contracts, and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2.      The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 333-[●]), including a prospectus (the “Basic Prospectus”), relating to certain securities, including the Securities, to be issued from time to time by the Company.  The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Act a prospectus supplement specifically relating to the Designated Securities (the “Prospectus Supplement”).  The registration statement, as amended at the time it becomes effective with respect to the Designated Securities, including the information, if any, deemed pursuant to Rule 430B or 430C under the Act to be part of the registration statement at the time of such effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Designated Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Designated Securities and the term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Designated Securities, as identified in Schedule III to the Pricing Agreement for the Designated Securities, together with the Basic Prospectus.  References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of the Pricing Agreement which are deemed to be incorporated by reference therein.

At or prior to the time when sales of the Designated Securities will be first made (as specified in Schedule III to the Pricing Agreement for the offering of Designated Securities, the “Time of Sale”), the Company will prepare certain information (collectively, and together with any Preliminary Prospectus, the “Time of Sale Information”) which information will be identified in Schedule III to the Pricing Agreement for such offering of Designated Securities.

3.      The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)      The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company.  No stop order or any order preventing or suspending the use of, or suspending the effectiveness of, the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been issued by the Commission, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Designated Securities has been initiated or threatened by the Commission.

(b)      The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives for use in the Prospectus as amended or supplemented relating to such Designated Securities;

(c)      The Time of Sale Information did not as of the Time of Sale contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives for use in such Time of Sale Information relating to such Designated Securities;

(d)      The Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Act) and is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Act.  Any “free writing prospectus” (as defined in Rule 405 under the Act) that the Company is required to file pursuant to Rule 433(d) under the Act with respect to the Designated Securities (an “Issuer Free Writing Prospectus”) has been, or will be, filed with the Commission in accordance with the requirements of the Act.  Each Issuer Free Writing Prospectus complies or will comply in all material respects with the requirements of the Act, did not or does not include any information that conflicts with the information contained in the Registration Statement and, when taken together with the Preliminary Prospectus, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.  Except for any Issuer Free Writing Prospectus identified in Schedule III to the Pricing Agreement, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not used or approved, and will not, without the Representatives’ prior consent, use or approve, any Issuer Free Writing Prospectus;

(e)      The Company has been duly incorporated and is validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole;

(f)      The Designated Securities have been duly authorized by the Company; and, when the Designated Securities are issued, executed, authenticated, delivered and paid for pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities and the Indenture and, in the case of any Contract Securities, pursuant to Delayed Delivery Contracts with respect to such Contract Securities, such Designated Securities will have been duly issued, executed and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or the rights and remedies of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity);

(g)      The Indenture, which will be substantially in one of the forms filed as an exhibit to the Registration Statement, has been duly authorized by the Company and, at the Time of Delivery (as defined in Section 5 hereof) for such Designated Securities, the Indenture will be duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the trustee under such Indenture (the “Trustee”), the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or the rights and remedies of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity); and the Indenture conforms, and the Designated Securities will conform, in all material respects, to the descriptions thereof contained in the Time of Sale Information and the Prospectus as amended or supplemented with respect to such Designated Securities;

(h)      The issuance and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, each of the Delayed Delivery Contracts, if any, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not (1) conflict with or result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under, any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in all such cases, for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole, or would not have a material adverse effect on the issuance or sale of the Designated Securities, or (2) result in any violation of (A) the provisions of the Amended and Restated Articles of Incorporation or the Amended and Restated By-Laws of the Company or (B) any statute of the United States or the Commonwealth of Pennsylvania or any order, rule or regulation of any court or governmental agency or body of the United States or the Commonwealth of Pennsylvania having jurisdiction over the Company or any of its properties; provided, however, that in the case of clause (B) of this paragraph 3(h), this representation and warranty shall not extend to such violations as would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole or would not have a material adverse effect on the issuance or sale of the Designated Securities; provided further, that insofar as this representation and warranty relates to the performance by the Company of its obligations under the Indenture, this Agreement, the Pricing Agreement relating to the Designated Securities, the Delayed Delivery Contracts, if any, and the Designated Securities, such performance is subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or the rights and remedies of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity);

(i)      No consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body of the United States or the Commonwealth of Pennsylvania is required for the issuance and sale of the Designated Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement or the Indenture or any Delayed Delivery Contract except such as have been, or will have been, prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or Blue Sky laws or insurance securities laws of any such jurisdiction in connection with the purchase and distribution of the Designated Securities by the

Underwriters, and except those which, if not obtained, will not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole or would not have a material adverse effect on the issuance or sale of the Designated Securities by the Company;

(j)      In the event any of the Designated Securities are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the Company and, when executed and delivered by the Company and the purchaser named therein, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or the rights and remedies of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity); and any Delayed Delivery Contracts will conform, in all material respects, to the descriptions thereof contained in the Time of Sale Information and the Prospectus as amended or supplemented with respect to such Designated Securities; and

(k)      Aetna Life Insurance Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Connecticut; all of the outstanding shares of capital stock of Aetna Life Insurance Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned directly or indirectly by the Company.

(l)      The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; except as disclosed therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the supporting schedules included or incorporated by reference  in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(m)     The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(n)      The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

4.      Upon the execution of the Pricing Agreement applicable to any Designated Securities, the several Underwriters propose to offer such Underwriters’ Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

The Company may specify in Schedule II to the Pricing Agreement applicable to any Designated Securities that the Underwriters are authorized to solicit offers to purchase Designated Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”), substantially in the form of Annex II hereto but with such changes therein as the Representatives and the Company may authorize or approve. If so specified, the Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the accounts of the Underwriters, at the Time of Delivery, such commission, if any, as may be set forth in such Pricing Agreement. Delayed Delivery Contracts, if any, are to be with investors of the types described in the Time of Sale Information and subject to other conditions therein set forth. The Underwriters will not have any responsibility with respect to the validity or performance of any Delayed Delivery Contracts.

The principal amount of Contract Securities to be deducted from the principal amount of Designated Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the principal amount of Contract Securities which the Company has been advised by the Representatives have been attributed to such Underwriter, provided that, if the Company has not been so advised, the amount of Contract Securities to be so deducted shall be, in each case, that proportion of Contract Securities which the principal amount of Designated Securities to be purchased by such Underwriter under such Pricing Agreement bears to the total principal amount of the Designated Securities (rounded as the Representatives may determine). The total principal amount of Underwriters’ Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the total principal amount of Designated Securities set forth in Schedule I to such Pricing Agreement less the principal amount of the Contract Securities so set forth. If the Company determines to enter into Delayed Delivery Contracts, the Company will deliver to the Representatives not later than 3:30 p.m., New York City time, on the third business day preceding the Time of Delivery specified in the applicable Pricing Agreement (or such other time and date as the Representatives and the Company may agree upon in writing) a written notice setting forth the principal amount of Contract Securities.

5.      Underwriters’ Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer to a bank account specified by the Company and specified in Schedule II to the Pricing Agreement, in federal or other funds immediately available in New York City, all at the place and the time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

Concurrently with the delivery of and payment for the Underwriters’ Securities, the Company will deliver to the Representatives, for the accounts of the Underwriters, a check payable to the order of the party designated in the Pricing Agreement relating to such Securities in the amount of any compensation payable by the Company to the Underwriters in respect of any Delayed Delivery

Contracts as provided in Section 4 hereof and the Pricing Agreement relating to such Securities.

6.      The Company agrees with each of the Underwriters of any Designated Securities:

(a)      To prepare the Prospectus as amended and supplemented in relation to the applicable Designated Securities and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such other time as may be required by Rule 424(b) and Rule 430B or 430C under the Act; to file any free writing prospectus to the extent required by Rule 433 under the Act; to advise the Representatives promptly of any proposal to (i) use or approve any Issuer Free Writing Prospectus or (ii) amend or supplement the Registration Statement or Prospectus as amended or supplemented, in each case after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities, and to afford the Representatives a reasonable opportunity to comment on any such proposed Issuer Free Writing Prospectus or amendment or supplement to the Registration Statement or Prospectus; for so long as the delivery of a prospectus is required under the Act in connection with the offering or sale of the Designated Securities, to advise the Representatives promptly of the issuance by the Commission of (A) any request by the Commission to amend or supplement the Registration Statement or Prospectus, (B) any stop order or any order preventing or suspending the use of any prospectus relating to the Designated Securities, (C) any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act or (D) the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction or of the initiation of any proceeding for any such purpose; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order;

(b)      Promptly from time to time to endeavor to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions of the United States as the Representatives may reasonably request and such other jurisdictions as the Company and the Representatives may agree and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, and provided further that in connection therewith the Company shall not be required to qualify such Designated Securities for offering and sale under the securities laws of any such jurisdiction for a period in excess of nine months after the initial time of issue of the Prospectus as amended or supplemented relating to such Designated Securities;

(c)      To furnish the Underwriters with copies of the Prospectus as amended or supplemented and each Issuer Free Writing Prospectus (if applicable) in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof the notice required under Rule 173 of the Securities Act) is required at any time in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus or any such Issuer Free Writing Prospectus, taken together with the Preliminary Prospectus, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof the notice required under Rule 173 of the Securities Act) or any such Issuer Free Writing Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or any Issuer Free Writing Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of any amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; provided, however, that in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof the notice required under Rule 173 of the Securities Act) in connection with the offering or sale of the Designated Securities at any time more than nine months after the date of the Pricing Agreement relating to the Designated Securities, the costs of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriters of such Designated Securities;

(d)      If the Time of Sale Information is being used to solicit offers to buy the Designated Securities at a time when the Prospectus is not yet available to prospective purchasers, and (A) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it is necessary to amend or supplement the Time of Sale Information to comply with law, to immediately notify the Representatives thereof and forthwith prepare and, subject to Section 6(a), file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made when such Time of Sale Information is delivered, be misleading or so that the Time of Sale Information will comply with law;

(e)      To prepare a final term sheet, containing solely a description of the Designated Securities, substantially in the form of Schedule IV to the Pricing Agreement and approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such rule.

(f)      To make generally available to the Company’s securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and

(g)      During the period beginning on the date of the Pricing Agreement for such Designated Securities and continuing to and including the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of in the United States any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

7.      The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Designated Securities under the Act and all other expenses in connection with the Company’s preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and, subject to the proviso of Section 6(c), the Prospectus and amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iii) any fees charged by securities rating services for rating the Designated Securities; (iv) any filing fees incident to any required review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Designated Securities; (v) any cost of preparing certificates or other evidences of the Securities or any costs of The Depository Trust Company; (vi) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Designated Securities; and (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder and under any Delayed Delivery Contracts which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 10 and Section 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

The foregoing provisions of this Section 7 shall be without prejudice to the Company’s rights under any separate agreements between the Company and its attorneys, accountants and vendors with respect to such fees, disbursements, expenses and costs.

8.      Each Underwriter hereby represents and agrees that:

(a)      It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) one or more term sheets relating to the Designated Securities which are not Issuer Free Writing Prospectuses and which contain preliminary terms of the Designated Securities and related customary information not inconsistent with the final term sheet filed by the Company pursuant to Section 6(e) hereof, (ii) any Issuer Free Writing Prospectus listed on Schedule III to the applicable Pricing Agreement or prepared pursuant to Section 6(d) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”);

(b)      It has not and will not distribute any Underwriter Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination, and it will not otherwise be required to file any Underwriter Free Writing Prospectus with the Commission, in accordance with Rule 433 under the Act, as a result of any action taken or caused to be taken by such Underwriter, unless such action is consented to in advance by the Company;

(c)      It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Designated Securities unless such terms previously have been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Schedule IV to the applicable Pricing Agreement, together with related customary information not inconsistent with the Prospectus, without the consent of the Company; and

(d)      Any Underwriter Free Writing Prospectus used or referred to by it complied or will comply in all materials respects with the Act.

9.      The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company included in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)      The Prospectus as amended or supplemented and each Issuer Free Writing Prospectus relating to the applicable Designated Securities shall have been filed with the Commission under the Act within the applicable time periods prescribed for such filings by the rules and regulations under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission;

(b)      Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the incorporation of the Company, the validity of the Indenture, the Designated Securities, the Delayed Delivery Contracts, if any, the Registration Statement, the Time of Sale Information, the Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as it may reasonably request to enable them to pass upon such matters;

(c)      The Company’s Senior Corporate Counsel or such other internal counsel as shall be reasonably acceptable to the Representatives (the “Internal Counsel”), shall have furnished to the Representatives such counsel’s written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i)      Aetna Life Insurance Company has been duly incorporated and is validly existing and in good standing under the laws of Connecticut; all of the outstanding shares of capital stock of Aetna Life Insurance Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned directly or indirectly by the Company;

(ii)     To the best of such counsel’s knowledge and other than as set forth or contemplated in the Registration Statement, the Time of Sale Information and/or the Prospectus, there are no legal or governmental proceedings pending or threatened involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus which are not adequately disclosed in the Registration Statement, the Time of Sale Information or the Prospectus;

(iii)    The issuance and sale of the Designated Securities and the performance by the Company of its obligations under the Designated Securities, the Indenture, each of the Delayed Delivery Contracts, if any, this Agreement and the Pricing Agreement with respect to the Designated Securities will not (1) conflict with or result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under, any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in all such cases, for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole and would not have a material adverse effect on the issuance or sale of the Designated Securities or (2) result in any violation of any statute of the United States or any order, rule or regulation known to such counsel of any court or governmental agency or body of the United States having jurisdiction over the Company or any of its properties, except with respect to clause (2), such violations as would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole, or would not have a material adverse effect on the issuance or sale of the Designated Securities (and except that for purposes of this paragraph (iii) such counsel need not express any opinion as to any violation of any fraudulent transfer laws or other antifraud laws or as to any violation of any securities or insurance laws or as to any transactions of the type described in the Prospectus under the caption “ERISA Matters”;

provided further that insofar as performance by the Company of its obligations under the Indenture, the Delayed Delivery Contracts, if any, this Agreement, the Pricing Agreement relating to the Designated Securities, and the Designated Securities is concerned, such counsel need not express any opinion as to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or the rights and remedies of creditors of insurance companies generally or to general principles of equity (regardless of whether considered in a proceeding at law or in equity));

(iv)    The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented (other than the financial statements and related notes, information as to reserves, the financial statement schedules and the other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(v)     Under the federal laws of the United States, no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Designated Securities in accordance with the Indenture, each of the Delayed Delivery Contracts, if any, this Agreement and the Pricing Agreement with respect to the Designated Securities, except for such consents, approvals, authorizations, orders, registrations, filings or qualifications as have been obtained under the Act and the Trust Indenture Act in connection with the purchase and sale and distribution of the Designated Securities by the Underwriters, and except those which, if not obtained, will not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole; provided that such counsel need not express any opinion as to any transactions of the type described in the Prospectus under the caption “ERISA Matters”; and

(vi)    In the event any of the Designated Securities are to be purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts conforms in all material respects to the description thereof in the Prospectus as amended or supplemented.

In addition, such counsel shall state that such counsel does not know of any contract or other document (i) of a character required to be filed as an exhibit to the Registration Statement or to any of the documents incorporated by reference into the Prospectus as amended or supplemented which is not so filed, (ii) required to be incorporated by reference into the Prospectus as amended or supplemented which is not so incorporated by reference or (iii) required to be described in the Registration Statement or the Prospectus as amended or supplemented which is not so described.

In rendering the opinion required by subsection (c) of this Section, the Internal Counsel may state that he is admitted to the Bar of the State of Connecticut and that his opinion is limited to the laws of the State of Connecticut and the federal laws of the United States of America and that he does not express an opinion as to the effect of the laws of any other jurisdiction. The Internal Counsel may rely (A) as to any matter to which you consent (which consent shall not be unreasonably withheld), to the extent specified in such opinion, upon the opinions of other counsel in good standing whom such counsel believes to be reliable, provided that the Internal Counsel shall state that he and you are justified in relying on such opinions and (B) as to matters of fact, upon certificates of, and/or correspondence with, officers and representatives of the Company and of public officials. The Internal Counsel may also state that he has not verified independently the accuracy or completeness of information or documents furnished to such counsel with respect to the Registration Statement, the Time of Sale Information or the Prospectus.

(d)      Drinker Biddle & Reath LLP, special Pennsylvania counsel for the Company, shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i)      The Company has been duly incorporated and is validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania;

(ii)      This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

(iii)     The Designated Securities have been duly authorized by the Company; assuming the due authentication of the Underwriters’ Securities by the Trustee, the Underwriters’ Securities have been duly issued, executed and delivered by the Company; and assuming the due authentication of the Contract Securities by the Trustee, the Contract Securities, if any, have been duly issued, executed and delivered by the Company;

(iv)     The Indenture has been duly authorized, executed and delivered by the Company;

(v)      The issuance and sale of the Designated Securities and the performance by the Company of its obligations under the Designated Securities, the Indenture, each of the Delayed Delivery Contracts, if any, this Agreement and the Pricing Agreement with respect to the Designated Securities will not result in any violation of (1) the provisions of the Amended and Restated Articles of Incorporation or the Amended and Restated By-Laws of the Company or (2) any statute of the Commonwealth of Pennsylvania or any order, rule or regulation known to such counsel of any court or governmental agency or body of the Commonwealth of Pennsylvania having jurisdiction over the Company or any of its properties, except with respect to clause (2), such violations as would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole and would not have a material adverse effect on the issuance or sale of the Designated Securities (and except that for purposes of this paragraph (v) such counsel need not express any opinion as to any violation of any fraudulent transfer laws or other antifraud laws or as to any violation of any federal and state securities laws or Blue Sky or insurance or insurance securities laws; provided further, that insofar as performance by the Company of its obligations under the Indenture, the Delayed Delivery Contracts, if any, this Agreement, the Pricing Agreement relating to the Designated Securities, and the Designated Securities is concerned, such counsel need not express any opinion as to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or the rights and remedies of creditors of insurance companies generally or to general principles of equity (regardless of whether considered in a proceeding at law or in equity));

(vi)     Under the laws of the Commonwealth of Pennsylvania, no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Designated Securities in accordance with the Indenture, each of the Delayed Delivery Contracts, if any, this Agreement and the Pricing Agreement with respect to the Designated Securities except for such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or Blue Sky laws or insurance or insurance securities laws in connection with the purchase and sale and distribution of the Designated Securities by the Underwriters, and except those which, if not obtained, will not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole; and

(vii)    In the event any of the Designated Securities are to be purchased pursuant to Delayed Delivery Contracts, each such Delayed Delivery Contract has been duly authorized, executed and delivered by the Company.

In rendering the opinion required by subsection (d) of this Section, Drinker Biddle & Reath LLP may state that its opinion is limited to the laws of the Commonwealth of Pennsylvania.

(e)      Davis Polk & Wardwell LLP, special counsel for the Company, shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i)      This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

(ii)     The Designated Securities have been duly authorized by the Company; assuming the due authentication of the Underwriters’ Securities by the Trustee, the Underwriters’ Securities are duly issued, executed and delivered, and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or the rights and remedies of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity); assuming the due authentication of the Contract Securities by the Trustee, the Contract Securities, if any, when issued, executed and delivered and when paid for in accordance with the Indenture and the Delayed Delivery Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or the rights and remedies of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity); and the

Designated Securities and the Indenture conform in all material respects to the descriptions thereof in the Time of Sale Information and the Prospectus as amended or supplemented;

(iii)    The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or the rights and remedies of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity); and the Indenture became qualified under the Trust Indenture Act upon the filing of the Registration Statement with the Commission pursuant to Rule 462(e) under the Act;

(iv)    In the event any of the Designated Securities are to be purchased pursuant to Delayed Delivery Contracts, each such Delayed Delivery Contract has been duly authorized, executed and delivered by the Company and, assuming such Delayed Delivery Contract has been duly authorized, executed and delivered by the purchaser named therein, and the Securities to be delivered thereunder have been paid for by the purchaser named therein, such Delayed Delivery Contract constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or the rights and remedies of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity); and any Delayed Delivery Contracts conform in all material respects to the description thereof in the Prospectus as amended and supplemented; and

(v)     (1) the Registration Statement, as amended, and the Prospectus, as amended or supplemented (other than the financial statements and related notes, the financial statement schedules and the other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder and (2) nothing has come to the attention of such counsel to cause it to believe that, insofar as relevant to the offering of Designated Securities: (a) on the date of the applicable Pricing Agreement, the Registration Statement (other than the financial statements and related notes, the financial statement schedules and the other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) at the Time of Sale, the Time of Sale Information contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus as amended or supplemented, as of the date of the applicable Pricing Agreement or as of the applicable Time of Delivery contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to clause (v) of subsection (e) of this Section, Davis Polk & Wardwell LLP may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus (other than the documents incorporated by reference therein) and any amendments or supplements thereto and review and discussion of the contents thereof (including the documents incorporated by reference therein), but are without independent check or verification except as specified, and that such counsel expresses no view regarding the financial statements or financial schedules or other financial or accounting data included or incorporated by reference in the Registration Statement, the Time of Sale Information, the Prospectus or the Statement of Eligibility of the Trustee on Form T-1, or as to the conveyance of the Time of Sale Information or the information contained therein to investors. In rendering the opinion required by subsection (e) of this Section, Davis Polk & Wardwell LLP may state that it is admitted to the Bar of the State of New York and its opinion is limited to the laws of the State of New York and the federal laws of the United States of America. Davis Polk & Wardwell LLP may rely upon the accuracy of matters (A) involving the application of laws of any jurisdiction other than the United States or the State of New York and, to the extent specified in such opinion, upon the opinions of other counsel reasonably satisfactory to you (including without limitation, (x) as to matters of Pennsylvania law, on the opinion of Drinker Biddle & Reath LLP, special Pennsylvania counsel to the Company, and (y) as to matters of Connecticut law, on the opinion of the Internal Counsel), and (B) of fact upon certificates of officers and representatives of the Company and of public officials.

(f)      At the Time of Sale and the Time of Delivery for the Designated Securities, KPMG LLP, independent public accountants for the Company, shall have furnished to the Representatives a letter dated the respective dates of delivery thereof in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that such letter shall use a “cut-off date” not more than three business days prior to the date of such letter;

(g)      Since the respective dates as of which information is given in the Time of Sale Information, there shall not have been any material adverse change or a development involving a prospective material adverse change in the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Time of Sale Information, the effect of which, in any such case described above, is in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Underwriters’ Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus;

(h)      On or after the date of the Pricing Agreement relating to the Designated Securities, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or has negatively changed its outlook with respect to, its rating of any of the Company's debt securities or preferred stock;

(i)      On or after the date of the Pricing Agreement relating to the Designated Securities, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York state authorities; or (iv) any outbreak or material escalation of hostilities or any material change in the financial markets or any calamity or crisis involving the United States or the declaration by the United States of a national emergency or war, if the effect of any of the above specified events, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Underwriters’ Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; and

(j)      The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request.

10.      (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus, or in each case any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of any Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus, or in each case any amendment or supplement thereto, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus, or in each case any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives for inclusion therein.

(b)      Each Underwriter severally will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus, or in each case any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of any Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus, or in each case any amendment or supplement thereto, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing  Prospectus, or in each case any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives for inclusion therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)      Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless such indemnifying party and indemnified party are named parties to any such action (including any impleaded parties) and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall any indemnifying party be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In no event shall an indemnifying party be liable with respect to any action or claim settled without its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)      If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages (other than amounts paid or incurred without the consent of the indemnifying party as provided in this Section 10) which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint. No indemnifying party will be liable for contribution with respect to any action or claim settled without its written consent.

(e)      The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend or not extend, as the case may be, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend or not extend, as the case may be, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11.      (a)    If any Underwriter shall default in its obligation to purchase the Underwriters’ Securities which it has agreed to purchase under the Pricing Agreement relating to such Underwriters’ Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Underwriters’ Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Underwriters’ Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Underwriters’ Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Underwriters’ Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Underwriters’ Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Underwriters’ Securities for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Time of Sale Information, the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b)      If, after giving effect to any arrangements for the purchase of the Underwriters’ Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate amount of such Underwriters’ Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Underwriters’ Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Underwriters’ Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)      If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.      The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

13.      The Company acknowledges and agrees that the Underwriters are acting solely as a principal and in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company represents that it has consulted with its own advisors concerning such matters and acknowledges that it is and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and that the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.  The Company agrees that it will not claim that the Underwriters or any of them has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with such transactions or the process leading thereto.

14.      If any Pricing Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 7 and Section 10 hereof; but, if for any other reason Underwriters’ Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 7 and Section 10 hereof.

15.      In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such

Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(b) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in Schedule II to the applicable Pricing Agreement, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.      This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 10 and Section 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.      Time shall be of the essence for each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.      THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Very truly yours, AETNA INC.

By:
Name:
Title:

ANNEX I

PRICING AGREEMENT

[Insert Representatives]
As Representatives of the several
Underwriters named in Schedule I hereto

____________, 20__

Ladies and Gentlemen:

Aetna Inc., a Pennsylvania corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated , 20__ (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the debt securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Underwriting Agreement and the address of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the

Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.

Very truly yours, AETNA INC.

By:
Name:
Title:

Accepted as of the date hereof:

[Insert Representatives]

On behalf of each of the
Underwriters

By:
Name:
Title:

SCHEDULE I
TO PRICING AGREEMENT

Underwriter	Principal Amount of Designated Securities to be Purchased
[Underwriters]	$

Total	$

SCHEDULE II
TO PRICING AGREEMENT

TITLE OF DESIGNATED SECURITIES:

[ %] [Floating Rate] [Zero Coupon] [Senior]
[Subordinated]
[Notes] [Debentures] due

AGGREGATE PRINCIPAL AMOUNT:

[$] [Foreign Currency]

PRICE TO PUBLIC:

__% of the principal amount of the Designated Securities, plus accrued interest from                      to                  [and accrued amortization, if any, from                      to                  ]

PURCHASE PRICE BY UNDERWRITERS:

__% of the principal amount of the Designated Securities, plus accrued interest from                      to                  [and accrued amortization, if any, from                      to                 ]

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Immediately available funds delivered [to the bank account(s) specified in the cross-receipt to the Underwriters]

INDENTURE:

[Senior][Subordinated] Debt Indenture dated as of _______________, 20__, between the Company, and U.S. Bank National Association[, successor in interest to State Street Bank and Trust Company], as Trustee, as supplemented by the [Officers’ Certificate] [Supplemental Indenture] dated _______________, 20__ [to the [Senior][Subordinated] Debt Indenture]

MATURITY:

[DATE]

INTEREST RATE:

[ %] [Zero Coupon] [See Floating Rate Provisions]

INTEREST PAYMENT DATES:

[months and dates]

REDEMPTION PROVISIONS:

[No provisions for redemption]

[The Designated Securities may be redeemed, [otherwise than through the sinking fund], in whole or in part at the option of the Company, in the amount of [$ ] or an integral multiple thereof, [on or after _________, ____________ at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before ________, _____________, ___, % and if] redeemed during the 12-month period beginning ___, _______________:

YEAR                                                                REDEMPTION PRICE

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[on any interest payment date falling on or after _____, _____, at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

[Restriction on refunding]

SINKING FUND PROVISIONS:

[No sinking fund provisions]

[The Designated Securities are entitled to the benefit of a sinking fund to retire [$ ] principal amount of Designated Securities on in each of the years through at 100% of their principal amount plus accrued interest][, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$ ] principal amount of Designated Securities in the years through at 100% of their principal amount plus accrued interest].

[If Securities may be put to the issuer by holders, insert ______]

OPTIONAL REPAYMENT PROVISIONS:

Securities are repayable on , [insert date and years], at the option of the holder, at their principal amount with accrued interest.

[If securities are Floating Rate debt securities, insert ______]

FLOATING RATE PROVISIONS:

Initial annual interest rate will be % through __________, _________ (and thereafter will be adjusted (monthly] [on each , and ] [to an annual rate of % above the average rate for -[year] [month] [securities] [certificates of deposit] issued by and [insert names of banks] [and the annual interest rate [thereafter] [from through ] will be the interest yield equivalent of the weekly average per annum market discount rate for –month Treasury bills plus % of Interest Differential (the excess, if any, of (i) then current weekly average per annum secondary market yield for -month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount rate for     -month Treasury bills); [from and thereafter the rate will be the then current interest yield equivalent plus % of Interest Differential].

TIME OF DELIVERY:

[TIME] [DATE]

CLOSING LOCATION:

[ADDRESS]

DELAYED DELIVERY:

[None] [Underwriters’ commission shall be __% of the principal amount of Designated Securities for which Delayed Delivery Contracts have been entered into. Such commission shall be payable to the order of ____]

NAMES AND ADDRESSES OF REPRESENTATIVES:

Designated Representatives:

Address for Notices, etc.:

[OTHER TERMS]:

SCHEDULE III
TO PRICING AGREEMENT

Time of Sale and Time of Sale Information

SCHEDULE IV
TO PRICING AGREEMENT

Form of Term Sheet for Designated Securities

Issuer:	Aetna Inc.
Issue Date:
Settle Date:
Coupon Dates:
First Coupon Date:

Size:
Maturity Date:
Coupon:
Price to Public:
Underwriting Fees:
Make-Whole Call:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [•] at [•].

ANNEX II

DELAYED DELIVERY CONTRACT

Aetna Inc.
151 Farmington Avenue
Hartford, CT 06156

Attention: ____________

_____________, _____

Dear Sirs:

The undersigned hereby agrees to purchase from Aetna Inc. (the “Company”), and the Company agrees to sell to the undersigned,

$__________

principal amount of the Company’s debt securities (the “Designated Securities”) offered by the Company’s Prospectus dated _____________, as amended or supplemented, receipt of a copy of which is hereby acknowledged, at a purchase price of __% of the principal amount thereof, plus accrued interest from the date from which interest accrues as set forth below, and on the further terms and conditions set forth below, and on the further terms and conditions set forth in this contract.

The undersigned will purchase the Designated Securities from the Company on the delivery date or dates and in the principal amount or amounts set forth below:

Delivery Date	Principal Amount	Date from Which Interest Accrues
______________, ____	$	______________, ____
______________, ____	$	______________, ____
______________, ____	$	______________, ____

EACH SUCH DATE ON WHICH DESIGNATED SECURITIES ARE TO BE PURCHASED HEREUNDER IS HEREINAFTER REFERRED TO AS A “DELIVERY DATE.”

Payment for the Designated Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company in Federal or other funds immediately available in New York City, by wire transfer to a bank account specified by the Company, on such Delivery Date upon delivery to the undersigned of the Designated Securities then to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written, telex or facsimile communication addressed to the Company not less than five full business days prior to such Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Designated Securities on each Delivery Date shall be subject to the condition that the purchase of Designated Securities to be made by the undersigned shall not on such Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject. The obligation of the undersigned to take delivery of and make payment for Designated Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Designated Securities pursuant to other contracts similar to this contract.

The undersigned understands that Underwriters (the “Underwriters”) are also purchasing Designated Securities from the Company, but that the obligations of the undersigned hereunder are not contingent on such purchases.  Promptly after completion of the sale of Designated Securities to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Designated Securities hereby agreed to be purchased by it under the laws of the jurisdictions to which the undersigned is subject.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

This contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

It is understood that the acceptance by the Company of any Delayed Delivery Contract (including this contract) is in the Company’s sole discretion and that, without limiting the foregoing, acceptances of such contracts need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered by the Company.

Yours very truly,

By:
(Authorized Signature)
Name:
Title:

(Address)

Accepted: Aetna Inc.

By:
(Authorized Signature)
Name:
Title: